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                                  EXHIBIT 5.1


                                  KUTAK ROCK                       ATLANTA
                                 A PARTNERSHIP                     KANSAS CITY
                      INCLUDING PROFESSIONAL CORPORATIONS          LITTLE ROCK
                                   SUITE 2900                      NEWPORT BEACH
                             717 SEVENTEENTH STREET                NEW YORK
                          DENVER, COLORADO 80202-3329              OKLAHOMA CITY
                                (303) 297-2400                     OMAHA
                           FACSIMILE (303) 292-7799                PHOENIX
                                                                   PITTSBURGH
                           http://www.kutakrock.com                WASHINGTON


                               November 13,1997


Board of Directors
Intercell Corporation
999 West Hastings Street, Suite 1750
Vancouver, B.C. Canada V6C 2W2

     Re:  Registration Statement on Form S-1

Gentlemen:

     We have acted as counsel to Intercell Corporation (the "Company") in connection with the filing of a registration statement on Form S-1, including a related prospectus, under the Securities Act of 1933, as amended (the "Act"). The registration statement covers a proposed offering by certain shareholders of the company of 14,994,606 shares of common stock, no par value (the "Common Stock") and 1,092,064 Series B Warrants ("Series B Warrants") and 745,386 Series C Warrants ("Series C Warrants" and, together with the Series B Warrants, the "Warrants") to purchase Common Stock of Intercell Corporation (the "Company"). Of the securities covered by the registration statement, the Warrants, 1,837,450 shares of Common Stock issuable upon exercise of the Warrants, and 13,157,156 shares of Common Stock issuable upon conversion of Series B Preferred Stock, no par value (the "Series B Preferred Stock") and Series C Preferred Stock, no par value ("Series C Preferred Stock") are being offered by certain shareholders of the Company. Such registration statement and prospectus on file with the Securities and Exchange Commission (the "Commission") at the time such registration statement becomes effective (including financial statements and schedules, exhibits and all other documents filed as a part thereof or incorporated therein) are herein called, respectively, the "Registration Statement" and the "Prospectus."

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Intercell Corporation
November 13, 1997
Page 2


     In connection with this opinion, we have made such investigations and examined such records, including the Company's Articles of Incorporation, as amended, Bylaws and corporate minutes as we deemed necessary to the performance of our services and to give this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In express this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

     In giving this opinion we assumed:

          (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

          (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and

          (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.

     Based upon the foregoing and subject to the qualifications set forth above, and assuming (i) that the Registration Statement has become effective under the Act, (ii) that the full amount of consideration is received for the Common Stock and Warrants, and (iii) that the shares of the Series B Preferred Stock and Series C Preferred Stock are converted in accordance with the Company's Articles of Incorporation, as amended, we are of the opinion that :

          (w) upon issuance of the shares of the Common Stock underlying the Warrants, such Common Stock will be legally issued, fully paid and nonassessable;,

          (x) upon issuance of the shares of Common Stock upon conversion of the Series B Preferred Stock and Series C Preferred Stock, such Common Stock will be legally issued, fully paid and nonassessable; and

          (y) the Warrants have been legally issued, and are fully paid and nonassessable.


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Intercell Corporation
November 13, 1997
Page 3


     We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.

                                    Very truly yours,

                                    /s/ Kutak Rock

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